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                                                                    EXHIBIT 10.4

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                                Contract No. 1003

                                     BETWEEN

                              SOLTAM SYSTEMS LTD.

                                       AND

                              VALENTEC SYSTEMS INC.

                                       FOR

                       PRODUCTION, ASSEMBLY AND SUPPLY OF
                     MORTAR BOMBS PARTS 120MM, 81MM and 60MM

                                                                               1

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TABLE OF CONTENTS

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ARTICLE 1 - Definitions ............................................................     3
ARTICLE 2 - PREAMBLE, HEADINGS, ANNEXES AND CONTRACT SCOPE .........................     4
ARTICLE 3 - SALE ...................................................................     5
ARTICLE 4 - CONTRACT EFFECTIVE DATE (CED) ..........................................     5
ARTICLE 5 - SELLER'S REPRESENTATIONS AND OBLIGATIONS ...............................     5
ARTICLE 6 - DELIVERABLES AND SCHEDULE ..............................................     5
ARTICLE 7 - PRICE ..................................................................     6
ARTICLE 8 - PAYMENT ................................................................     6
ARTICLE 9  - PAYMENT SCHEDULE ......................................................     7
ARTICLE 10 - NOTIFICATION AND DELIVERY ADVICE ......................................     8
ARTICLE 11 - TITLE .................................................................     8
ARTICLE 12 - RISK OF LOSS ..........................................................     8
ARTICLE 13 - FREIGHT AND PACKING ...................................................     9
ARTICLE 14 - WARRANTY ..............................................................     9
ARTICLE 16 - BUYER FURNISHED INFORMATION ...........................................     9
ARTICLE 17 - BUYER PERSONNEL .......................................................    10
ARTICLE 18 - QUALITY CONTROL, DELIVERY AND ACCEPTANCE ..............................    10
ARTICLE 19 - TERMINATION FOR DEFAULT ...............................................    12
ARTICLE 20 - TERMINATION FOR CONVENIENCE ...........................................    12
ARTICLE 21 - SUBCONTRACTORS ........................................................    13
ARTICLE 22 - APPLICABLE LAW AND ARBITRATION ........................................    13
ARTICLE 23 - NEW MATERIALS .........................................................    14
ARTICLE 24 - PROPRIETARY RIGHTS IN THE PARTS .......................................    14
ARTICLE 25 - PROPRIETARY DATA AND CONFIDENTIALITY ..................................    14
ARTICLE 26 - INTELLECTUAL PROPERTY REPRESENTATION AND INDEMNIFICATION ..............    15
ARTICLE 27 - FORCE MAJEURE .........................................................    16
ARTICLE 28 - TAXES .................................................................    17
ARTICLE 29 - PERSONNEL DELEGATION ..................................................    17
ARTICLE 30 - VISAS .................................................................    17
ARTICLE 31 - HEADINGS ..............................................................    17
ARTICLE 32 - ENTIRE CONTRACT .......................................................    17
ARTICLE 33 - WAIVER ................................................................    17
ARTICLE 34 - RELIABILITY ...........................................................    18
ARTICLE 35 - MODIFICATION-- CHANGES ................................................    18
ARTICLE 36 - DISCLAIMER OF AGENCY ..................................................    19
ARTICLE 37 - DECLARATIONS ..........................................................    19
ARTICLE 38 - LANGUAGE OF DOCUMENTS .................................................    19
ARTICLE 39 - COMPUTATION OF TIME ...................................................    19
ARTICLE 40 - ASSIGNMENT ............................................................    19
ARTICLE 41 - NOTICES ...............................................................    19
ARTICLE 42 - U.S. GOVERNMENT REQUIRED CERTIFICATION AND AGREEMENT ..................    21
ARTICLE 43 - IMOD REQUIRED CERTIFICATION ...........................................    22
ARTICLE 44 - SECURITY ..............................................................    22
ARTICLE 45 - STOP WORK ORDERS ......................................................    23
ANNEX I - STATEMENT OF WORK (SOW)
ANNEX II - PARTS SPECIFICATION, DRAWING LIST
ANNEX III - PRICE, PAYMENT AND DELIVERY SCHEDULE
ANNEX IV - IRREVOCABLE STANDBY LETTER OF CREDIT
ANNEX V - CONTRACTORS DSCA CERTIFICATION (DRAFT)
ANNEX VI - FMF GUIDELINES
ANNEX VII - CERTIFICATE OF DELIVERY MILESTONE ACHIEVEMENT ..........................     1
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                               Contract No. 1003

This Contract is entered into this 22 day of October, 2004 by and between SOLTAM SYSTEMS LTD., a private Israeli company having an address at P.O. Box 13 Yokneam, Israel 20692 (the "Buyer" or "SOLTAM") and VALENTEC SYSTEMS INC., a private United States Company having offices at 2618 York Avenue, Minden, L.A.71055 (the "Seller" or "VSI").

                                   WITNESSETH

WHEREAS, Buyer has been awarded by the Israeli Ministry of Defense (hereinafter referred to as "IMOD") as the prime contractor of the Israeli Defense Forces (hereinafter referred to as "IDF") Mortar Bombs Program (hereinafter referred to as "the Program"), which will be financed primarily through United States Foreign Military Financing ("FMF").

WHEREAS, the parties have agreed that Seller will act as the subcontractor of Buyer with respect to the Mortar Bombs to be supplied by Buyer to the Israeli Defense Forces and will produce and supply Buyer with certain Mortar Bombs' parts (collectively, the "Parts"), in accordance with Buyer's Parts' Specifications set forth in Annex II attached hereto and Buyer's production know-how, which have already been disclosed by Buyer to Seller; and

NOW, THEREFORE, in consideration of the terms, conditions and covenants contained herein, the parties agree as follows:

ARTICLE 1 - DEFINITIONS

Whenever used in this Contract, the following terms shall have the meaning assigned to them as hereunder:

1.1   MORTAR BOMBS - 120mm, 81mm and 60mm mortar bombs.

1.2   CONTRACT - this contract between the Parties.

1.3 DELIVERY SCHEDULE - the delivery schedule of the Parts set forth in Annex III attached hereto.

1.4   DSCA - The U.S. Defense Security Cooperation Agency.

1.5 FMF - Foreign Military Financing provided by the U.S. Government to fund direct commercial contracts between American contractors and the Government of Israel.

1.6   GOI - The Government of Israel.

1.7 IDF - The Israeli Defense Forces or any person or entity duly authorized to represent it.

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1.8   BUYER FURNISHED DATA - Technical data provided to Seller by the Buyer for the purposes of performing this Contract.

1.9   IMOD - The Israeli Ministry of Defense.

1.10  THE ORDER - IMOD order issued to SOLTAM for the supply of the Mortar
      Bombs.

1.11 PROGRAM - IMOD program for the purchase of the Mortar Bombs, which is the subject of the Order.

1.12 PROGRAM MANAGER - A member of Buyer's personnel designated by Buyer as the manager of the Program on its behalf.

1.13 SOW - The statement of work (attached hereto as Annex "I") and as may be updated or modified from time to time pursuant to ARTICLE 35, including any other documents referred to therein.

1.14 SUBCONTRACTORS - Contractors and suppliers of Seller and their respective employees who shall render goods or services to Seller, for the performance of this Contract.

1.15 SPECIFICATIONS - The technical specifications and drawings of the Parts as agreed upon by the Buyer and the Seller (attached hereto as part of Annex "II"), as may be updated or modified from time to time pursuant to ARTICLE 35, including any other document referred to therein.

1.16  WORK - The work to be performed by Seller according to the SOW.

1.17  BUYER - Soltam Systems Ltd.

1.18  END USER - Israeli Ministry of Defense

1.19 EXPORT LICENSE - The export license(s), known as DSP-5, is defined as the license required to export the Parts to Israel.

1.20  SELLER - Valentec Systems Inc.

ARTICLE 2 - PREAMBLE, HEADINGS, ANNEXES AND CONTRACT SCOPE

2.1 The preamble to this Contract and the Annexes attached hereto, or the Annexes and documents incorporated by reference herein shall all form integral parts of this Contract for all intents and purposes.

2.2 The headings of the Articles in this Contract are provided for convenience only, and shall not affect the interpretation of this Contract.

2.3 The following Annexes (the "Annexes") are attached hereto, and form integral parts hereof:

      Annex I   -       Statement of Work (SOW)
      Annex II  -       Parts Specification, Drawing List
      Annex III -       Price, Payment and Delivery Schedule (Annex III(a)
      and Annex III(b)
      Annex IV  -       Irrevocable Standby Letter of Credit
      Annex V   -       Contractors DSCA Certification (DRAFT)
      Annex VI  -       FMF Guidelines
      Annex VII -       Certificate of Delivery Milestone Achievement

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                         (or Certificate of Completion)

      ARTICLE 3 - SALE

Seller agrees to sell and Buyer agrees to buy the quantity of the Parts set forth in the attached Annex III hereto.

      ARTICLE 4 - CONTRACT EFFECTIVE DATE (CED)

      4.1 The date of the last to occur of the following shall be the effective date of this Contract (hereinafter referred to as "CED");

            A.    Execution of the Contract by the parties hereto;

            B. Receipt by VALENTEC SYSTEMS INC. of the advance payment as set out in Articles 5 and 10;

            C. Seller's receipt of Defense Security Cooperation Agency, (hereinafter referred to as "DSCA") approval of IMOD's funding request for this Contract. Seller shall promptly notify Buyer in writing of the IMOD's receipt of the required DSCA approval after it receives notice of such approval from the IMOD.

            D. Seller's receipt of the required export license(s), and, if required, approval of a Technical Assistance Agreement (TAA). A copy of the export license will be furnished to the IMOD.

      ARTICLE 5 - SELLER'S REPRESENTATIONS AND OBLIGATIONS

      5.1 Seller hereby represents and warrants that it possesses and its Subcontractors possess the necessary ability, fitness, know-how, professional expertise, resources and, in general, the capability and ability required to manufacture and supply the Parts, in the quantities requested and required, and to perform all of its obligations pursuant to this Contract.

      5.2 The Seller shall manufacture and supply the Parts in accordance with the SOW, the Specifications and drawings set forth in the attached Annex II, and the terms and provisions of this Contract and shall use qualified personnel and suitable materials and tools in the performance of its obligations hereunder.

      5.3 The Seller shall not sell, either directly or indirectly, or offer to sell the Parts or any part thereof, to any third party, without receiving prior written consent from the Buyer.

      ARTICLE 6 - DELIVERABLES AND SCHEDULE

      The Seller shall deliver the Parts EX-WORKS (Incoterms 2000) Seller's factory in Minden, Louisiana, U.S.A., in accordance with the Delivery Schedule and the other terms and conditions of this Contract. The foregoing shall not limit Seller's obligation to deliver any Parts in addition to those set forth in the Delivery Schedule or modify any items listed in the Delivery Schedule, if required for the Parts to meet the Specifications or other Contract requirements. Notwithstanding anything to the contrary stated in this Agreement, Seller shall be responsible for and shall bear the costs of the delivery of the Parts and all other deliverables set forth in the attached Annex III to and from Ashdod port, Israel in accordance with the delivery schedules in the attached Annex III.

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ARTICLE 7 - PRICE

7.1 It is agreed by and between the parties hereto that the total firm, fixed price of this Contract (the "Contract Price") shall be US$ 20,000,000 (twenty million U.S. Dollars.) as follows: (a) the sum of US$ 19,010,000 for the supply of the Parts in accordance with the attached Annex III(a) and (b) the sum of US$ 990,000 for the transportation of the Parts in accordance with the attached Annex III(b).

7.2 The Contract Price is calculated based on the prices set forth in the attached Annex III.

7.3 Payment for deliveries made by Seller hereunder shall be EX-WORKS VALENTEC SYSTEMS INC. Minden, Louisiana, U.S.A.

ARTICLE 8 - PAYMENT

8.1 The Contract Price shall be paid by IMOD, in accordance with this Contract, which shall make payment to the Seller in U.S. Dollars according to the corresponding delivery dates set forth in Annex III attached hereto (the "Delivery Milestone(s)").

8.2 Upon completion of all activities required for completion of a Delivery Milestone (including the receipt by Seller of the Certificates of Completion), the Seller shall deliver a signed Certificate of Delivery Milestone Achievement in the form set forth in Appendix VII, further accompanied by all the documents specified in Article 9 to the Buyer's Program Manager. The Buyer's Program Manager shall review and approve the Delivery Milestone material within seven (7) days. The Buyer will deliver the signed Certificate to IMOD and the Seller within fifteen (15) days after their receipt by the Buyer. The Buyer will telefax/email a copy of the countersigned certificates to the Seller at the time the Certificate is sent to the IMOD. The Seller shall submit to the Buyer a copy of each invoice and the associated Delivery Milestone material. The Seller shall submit to the IMOD six (6) copies of each invoice, each copy accompanied by a copy of the Certificate of Delivery Milestone Achievement. IMOD shall make payment to Seller within thirty (30) days of receipt of Seller's invoice accompanied by a Certificate of Delivery Milestone Achievement signed by the Seller and the Buyer and the appropriate documents as specified in the Article 9.

8.3 When sending an invoice relating to this Contract, the Seller shall indicate the applicable reference number from the attached Annex III. Failure to do so will prevent the processing and payment of the invoice. In the event a Delivery Milestone payment applies to more than one (1) reference number, the Seller shall submit a separate invoice for each reference number, which covers a portion of such payment. In addition, Seller's invoices must as a minimum contain the relevant information required by the FMF Guidelines, which are attached hereto as Appendix VI and Seller's Certification to the DSCA, including the following certification: "(Full Name of Seller) acknowledges that U.S. Government funds are being used by the Government of Israel to finance this Contract and certifies that the invoice(s) submitted with respect thereto are free from any material false statement or misrepresentation and do not omit any material facts."

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8.4   Payment shall be made by wire transfer as follows:

                Payee:   VALENTEC SYSTEMS INC.
                Mail to: VALENTEC SYSTEMS INC.
                         2618 YORK AVENUE
                         MINDEN, LOUISIANA, 71005
                         U.S.A.

                Payable to: BANK NAME: Bank of Hapoalim B.M. New York
                            1177 Avenue of America, New York, NY 10036
                            ROUTING NUMBER: ABA# 026008866
                            ACCOUNT NUMBER: 01067255-01
                            ACCOUNT NAME: Valentec Systems Inc.

8.5 The Delivery Milestones and corresponding payments and letter of credit amounts shall be as set forth in the attached Annex III.

8.6 IMOD's obligation to make the payments pursuant to the Delivery Milestones shown in Annex III is conditioned upon receipt by the Buyer of the Appendix IV Irrevocable Standby Letter of Credit.

8.7 All Delivery Milestones must be performed in full. Notwithstanding the Seller's successful completion of its obligations under a particular Delivery Milestone, neither the Buyer nor IMOD will have any payment obligation for such Delivery Milestone unless the Delivery Milestone has been successfully completed. All tasks within a Delivery Milestone must be successfully completed in order for the Delivery Milestone to be considered as having been successfully completed.

8.8 The Seller shall not deliver items prior to the dates set forth in the Delivery Schedule without first obtaining the prior written permission of the Buyer. Failure to obtain such permission shall give the Buyer and IMOD the right to delay processing and payment of the applicable invoice until the relevant payment date set forth in Annex III (with no interest accruing thereon). This Article is in no way intended as authorization for late delivery. Failure to meet the schedule as set forth in this Contract shall entitle the Buyer to all of its rights and remedies under this Contract, at law and in equity.

8.9 The Seller hereby confirms that the IMOD assumes no responsibility towards this Contract. The Seller agrees that under no circumstances shall IMOD be made a party to any dispute between the Buyer and the Seller, regardless of the nature of such dispute.

ARTICLE 9 - PAYMENT SCHEDULE

9.1 The contract provides for the direct payment of the Contract Price by the IMOD Mission to the United States to Seller, in accordance with DSCA FMF Guidelines.

9.2 Payment by direct wire transfer will be made NET 30 days in United States Dollars to Seller, Account No. 01067255-01 , Routing No. ABA# 026008866

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      at Bank of Hapoalim B.M. New York, 1177 Avenue of America, New York, NY
      10036.

9.3 The IMOD shall pay to Seller in accordance with the payment schedule set forth in Annex III attached hereto.

      Payment will be made to Seller's aforementioned account at the bank in USA, against Seller's invoice in six (6) copies, each copy accompanied by the Certificate of Delivery Milestone Achievement.

9.4   In addition with respect to the advance payment the following will apply:

      9.4.1 On the CED, an advance payment, equal to 15% of the Contract Price shall be made by IMOD to Seller. This advance payment shall be made against the Irrevocable Stand by Letter of Credit, as outlined in Annex IV, from an IMOD approved bank in USA, to be provided as per
            Section 9.4.2 below.

      9.4.2 This irrevocable standby letter of credit (the "Letter of Credit"), equal to the amount of the advance payment, will be provided by VSI to SOLTAM within thirty (30) days after the CED. The value of the Letter of Credit will be reduced at the time of Parts delivery in proportion to the value of the item being invoiced.

      9.4.3 This Letter of Credit will expire upon delivery of the last deliverable pursuant to Annex III. The Letter of Credit shall be payable to the United States Government in accordance with Article 42 in the event Buyer is entitled to draw on the Letter of Credit in accordance with its terms.

      9.4.4 In the event that the scheduled date for completion of the final delivery is revised, Seller shall cause the expiration date of the Letter of Credit to be extended to a date one hundred twenty (120) days following the latest of such revised completion date.

ARTICLE 10 - NOTIFICATION AND DELIVERY ADVICE

Delivery advice shall be telefaxed to Buyer, fifteen (15) days prior to the first scheduled delivery from VALENTEC SYSTEMS INC., Minden, LA., containing such information as the contract number and a brief description of the commodities to be shipped.

ARTICLE 11 - TITLE

Title to the Parts shall pass from Seller to Buyer upon delivery, EX WORKS (INCOTERMS 2000).

ARTICLE 12 - RISK OF LOSS

The Parts shall be delivered to Buyer EX WORKS, VALENTEC SYSTEMS INC., 2618 York Avenue, Minden, L.A 71055. Risk of loss or Parts (and other deliverables set forth in the attached Annex III) damage to or deterioration of the Parts (and other deliverables set forth in the attached Annex III) from whatever cause arising shall be borne by Seller prior to and until their delivery to Ashdod port in Israel.

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ARTICLE 13 - FREIGHT AND PACKING

Seller shall plan, arrange and pay for land and sea transportation from and to and from its facility to and from Ashdod port in Israel, in accordance with Annex III. Seller must use US carrier and shall follow all transportation guidelines and restrictions.

ARTICLE 14 - WARRANTY

14.1 Seller warrants that the Parts delivered hereunder shall be free from manufacturing errors and errors, deficiencies and defects in materials and workmanship, and shall conform to the Specifications and their respective drawings (in the attached Annex II) and other provisions of this Contract. This warranty is limited (i) to the prompt correction of errors, deficiencies and defects in the Parts, and (ii) to the prompt repair, replacement or modification, at Seller's option, of defective goods or parts, and any parts damaged by reason thereof, returned to Seller, provided that written notice of the defect shall have been given to Seller within twelve (12) months of delivery of the Parts in accordance with
      Article 10 hereof; and provided further, that any warranties made by Subcontractors that extend beyond the term of this warranty shall inure to the benefit of the Buyer. Transportation charges to Seller's plant in connection with items returned to Seller and the return transportation charges for repaired, modified or replacement items shall be paid by Seller if Seller is responsible for repair, modification or replacement under the terms of this warranty and such items shall be shipped by a mode of transportation to reach Buyer's plant no later than 45 days after shipment from Seller's plant. Repaired, modified or replacement items shall be fully warranted again, for the full period, as any new item when first delivered to Buyer hereunder.

14.2 Any other provisions of this contract to the contrary notwithstanding, this warranty, except as to title, is in lieu of all other warranties, express or implied, including merchantability or fitness for any particular purpose, whether arising by law, custom, conduct or usage of trade, and the rights and remedies provided herein are exclusive and in lieu of any other right or remedies.

ARTICLE 15 - LEFT BLANK INTENTIONALLY

ARTICLE 16 - BUYER FURNISHED INFORMATION

16.1 Buyer has already furnished to Seller for use only in connection with this Contract certain information and materials. Title to said materials and information shall at all times remain In Buyer. Seller shall keep and maintain said materials in strict confidence, shall not disclose such information and material to any third party, and shall act with the information and material in accordance with the same practices it uses with respect to its own materials of like quality and type, and shall maintain control records with respect to Buyer furnished materials and information, which materials, information and records shall be subject to Buyer's inspection upon Buyer's request. Seller shall be entitled to disclose such information to its Subcontractors, who need to know such information for the sole purpose of performance of Seller's obligations under this Agreement, and provided that prior to such disclosure they will undertake in writing to be bound by the confidentiality obligations hereof, and further provided that Seller shall be responsible and liable toward Buyer for any breach by its Subcontractors of the confidentiality obligations hereunder. Seller shall be responsible for any loss or damage to Buyer furnished

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      materials from the time of delivery to Seller until their return to Buyer.
      At the earlier of either the completion of this Contract, at such time as specified elsewhere in this Contract, or Buyer's request, Seller shall pack and prepare for shipment and deliver EX Works Minden, LA all Buyer furnished information and materials (including all information and copies thereof), which Seller disclosed to its Subcontractors as mentioned above, all in accordance with directions given by Buyer.

ARTICLE 17- BUYER PERSONNEL

17.1 Buyer's personnel shall be entitled to conduct in-process monitoring and inspection of Contract performance (including all in-process testing) at Seller's facilities where the Work is being performed (hereinafter referred to as the "Seller's Plant") and at the facilities of Seller's major Subcontractors , subject to such major subcontractors permission, which Seller will make best efforts to obtain. This shall include access to Seller's quality assurance program. Also, the Seller will use its reasonable best efforts to enable the Buyer's personnel to conduct in-process monitoring and inspection of Subcontractors' performance at Subcontractor's plants. Subject to ARTICLE 17.3. the Seller shall provide the Buyer with access to drawings, designs, diagrams and specifications for the Parts and all portions thereof. The Seller shall enter into appropriate agreements with its Subcontractors and vendors to provide for the foregoing.

17.2 The Buyer shall give the Seller at least thirty (30) days prior written notice of the visit date to the Seller's Plant and its Subcontractors.

17.3 The Seller's obligations set forth in Articles 17.1 and 17.2 above are conditioned on the Seller obtaining all necessary approvals from the U.S. Government including the U.S. Department of State, and the Buyer complying with the applicable U.S. Government laws and security regulations and seller's Plant rules and escort requirements.

17.4 The Buyer's personnel mentioned in this Contract may include representatives of the IMOD and IDF who will have the same rights as the Buyer's personnel.

17.5 Without derogating from the aforesaid, the Program Manager has the right to visit at the Seller's Plant from time on a non-interference basis during the term of this Contract and is authorized to execute Certificates of Delivery Milestones Achievement or issuing comments in respect to technical documents requiring the Buyer's approval. The Program Manager shall have no authority to make Contract changes or to grant approvals, which require Contract changes, such approvals to be made on the Buyer's behalf only in writing signed by the authorized signatories of the Buyer, as stipulated in ARTICLE 18.3.

17.6 The Seller agrees to provide the Program Manager, with normal furnished office space; reasonable access to office equipment, including, but not limited to, photocopying equipment; supplies, secretarial services; local and long distance domestic telephone services, at Seller's expense while staying at Seller's facilities.

ARTICLE 18 - QUALITY CONTROL, DELIVERY AND ACCEPTANCE

18.1 Seller will be obligated to receive Buyer's approval of the First Article (as defined in the SOW), which will be submitted by Seller to Buyer in accordance with Section 6 of the SOW, prior to commencing production of the Parts hereunder.

18.2 Seller shall perform interim production, quality control, and final tests in accordance with the SOW, schedule and procedures and to the standards specified in this

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      Contract. All deliverable items hereunder shall be delivered in accordance with the Delivery Schedule, which sets forth deliverable items by name, quantity and delivery date relative to the effective date of the Contract.

18.3 All acceptance tests shall be conducted pursuant to acceptance test plans and acceptance test procedures ("ATP") as set forth in the SOW. The Buyer's and IMOD's representatives may witness all tests set forth in the SOW. The Seller shall give the Buyer at least sixty (60) days prior written notice of the commencement date of each lot of the acceptance tests, the Buyer shall respond and notify the Seller within forty-five
      (45) days of receipt of the said notice, if the Buyer and/or IMOD representatives intend to attend the relevant test. Upon a determination that the acceptance test results comply with the applicable ATP and pass the criteria specified therein, the Buyer and the Seller shall sign Certificates of Completion with respect to such acceptance tests. If the Buyer elects not to attend the acceptance tests, or if Buyer attends the acceptance tests but does not act upon Seller's request for signature within fourteen (14) days of receipt of said request, Seller shall be authorized to sign the Certificate of Completion so long as the acceptance test results comply with the applicable ATPs and pass the criteria specified therein. The form for the Certificate of Completion shall be as set out in Annex VII attached hereto.

18.4 The Seller acknowledges that each lot of Parts delivered hereunder shall be subject to and must pass the IDF acceptance tests set forth in the SOW.

18.5 The delivery of the Parts shall be Ex-Works (INCOTERMS 2000), Seller's facilities at 2618 York Avenue, Minden, Louisiana, USA 71055. The Buyer (or IMOD) shall furnish the Seller with shipping instructions within a reasonable time following execution by Buyer of the Certification of Completion for each lot of Parts. Such shipping instructions will set forth the date(s) by which ocean freight containers are to be loaded by Seller. Seller shall provide ninety (90) days temporary storage at its facilities at no cost to Buyer, pending loading of the containers. Parts not shipped within ninety (90) days may incur storage costs. Buyer agrees to pay the storage costs, if any are imposed by the U.S. Army or their designated representatives.

18.6 Neither the provisions of this Article 18, nor actions taken pursuant hereto, nor any approvals or comments by Buyer with respect to Seller's work shall affect or diminish the full and absolute responsibility of Seller to comply with the requirements of this Contract.

18.7 Without derogating from any right or remedy available to Buyer under any law or Contract, it is hereby specifically clarified that any delay or expected delay in the delivery dates as set forth in the Delivery Schedule shall be notified in writing by Seller to Buyer immediately upon Seller's becoming aware of such delay. Seller shall specify in its notice the reasons for the delay and the expected date of delivery.

18.8 Each Part or lot of Parts delivered by Seller to Buyer shall be accompanied by a certificate confirming the following:

      (a) That each of the Parts was built and examined in strict accordance with the final and approved technical documentation (Specifications and the production file);

      (b) That each of the Parts was examined and successfully passed the qualification acceptance tests as specified in the Specifications and the SOW; and

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      (c)   That all of the Parts as a whole were examined and successfully passed the mutually agreed upon acceptance tests and meet the acceptance tests standards set forth in the SOW.

ARTICLE 19 - TERMINATION FOR DEFAULT

19.1 Each party shall have the right to terminate this Agreement at any time upon ninety (90) days prior written notice to the other party in any of the following events: (i) winding-up, receivership, or dissolution proceedings shall be commenced with respect to the other party (provided that if such proceedings shall be rescinded within ninety (90) days of their commencement, such notice of termination shall have no effect); or
      (ii) the other party shall substantially cease to carry on business; or
      (iii) a substantial part of the other party's assets shall be attached or levied by a court or another official agency (provided that if such attachment or levy shall be removed within ninety (90) days, such notice of termination shall have no effect); or (iv) the other party shall fail to perform or shall be in breach of any of its material obligations under this Agreement and such failure or breach shall not be rectified within ninety (90) days after receiving a written notice from the other party, specifying the failure or breach and demanding its cessation.

19.3 However, if there is a dispute between Buyer and Seller concerning the alleged default of the Contract such dispute shall be settled under the Arbitration Article 22. Under a dispute situation, the amount as mentioned above, would not be paid to Buyer unless the Arbitration Board decided the dispute in favor of Buyer.

19.4 Except for defaults of subcontractors at any tier, the Seller shall not be liable for any excess costs if the failure to perform the contract arises from causes beyond the control and without the fault or negligence of the Seller. Examples of such causes include (1) acts of God (2) fires, (3) floods, (4) epidemics, (5) quarantine restrictions, (6) strikes, (7) freight embargoes, and (8) unusually severe weather. In each instance the failure to perform must be beyond the control and without the fault or negligence of the Seller.

19.4 If the failure to perform is caused by the default of a subcontractor at any tier, and if the cause of the default is beyond the control of both the Seller and subcontractor, and without the fault or negligence of either, the Seller shall not be liable for any excess costs for failure to perform, unless the subcontracted supplies or services were obtainable from other sources in sufficient time for the Seller to meet the required delivery schedule.

19.5 It is agreed by and between the parties that the remedies available to Seller and Buyer as set forth above are the sole and exclusive remedies, recourse and liability to each of the parties under this Article of this Contract. Under no circumstances shall Buyer or Seller be liable under this Article or any other provision of this Contract to a cumulative liability greater than the Contract Price.

ARTICLE 20 - TERMINATION FOR CONVENIENCE

20.1 Buyer shall have the right, at its convenience and discretion, to terminate this Contract, in whole or from time to time in part, by delivery to Seller of a notice

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      of termination for convenience, specifying the extent to which the performance of the Program under this Contract is terminated, and the date upon which such termination shall become effective, which termination shall be subject to the terms set forth in Paragraph 52.249-2 of the September 1996 edition of the Federal Acquisition Regulation of the United States Government, with Buyer being substituted for the "Contracting Officer" and the "Government" and Seller being substituted for "Contractor", except that any disputes in connection herewith shall be resolved in accordance with ARTICLE 22 hereunder. Costs included in Seller termination claim may be verified by DCAA.

ARTICLE 21 - SUBCONTRACTORS

21.1  Seller shall notify Buyer the identity of its Subcontractors who may take part in the performance of Seller's obligations and undertakings pursuant to this Contract and in addition, the types of work in which they shall be engaged.

21.2 Seller shall cause, that all the required provisions of this Contract, shall be included in each agreement between Seller and any of its Subcontractors, mutatis mutandis, and shall ensure that each of its Subcontractors shall adhere to the provisions of this Contract, provided that the aforesaid will apply only to the Subcontractors whose contract price is above US$ 500,000 (five hundred thousand U.S. Dollars).

21.3 Notwithstanding the above provisions, nothing in this Contract creates contractual relations between Buyer and the Subcontractors or shall impose on Buyer any financial obligation towards the Subcontractors and/or diminishes Seller's responsibilities and liabilities, undertakings and obligations to perform this Contract as it is written, and according to its provisions.

ARTICLE 22 - APPLICABLE LAW AND ARBITRATION

22.1  Applicable Law and Enforcement

      It is agreed by and between the parties hereto that this Contract shall be construed and interpreted in accordance with the laws of New York (excluding conflict of laws principles). Any arbitration award shall be based on and accompanied by findings of fact and conclusions of law, and shall be conclusive. Any award shall be confirmable by any U.S. District Court having jurisdiction over the parties and action.

22.2  Arbitration Required

      All disputes and/or claims between the parties hereto based upon any alleged breach of any of the obligations created hereunder shall be finally settled by an arbitrator appointed pursuant to the then rules and regulations of the American Arbitration Association.

22.3  Language of Arbitration

      The arbitration proceeding shall be conducted in accordance with the rules of the American Arbitration Association then in force and shall be in the English language. The arbitration shall take place in New York, New York, U.S.A.

22.4  Confidentiality

      The parties agree that any arbitration proceedings hereunder shall be conducted on a confidential basis, and subject to the security provisions of this Contract.

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22.5  Costs

      Each party shall be responsible for its respective costs incurred in arbitration, except that costs and fees imposed by the arbitrator for his fees and expenses shall be borne equally by the parties.

22.6  Scope of Awards

      The award of the arbitrator may be, alternatively or cumulatively, for monetary damages, an order requiring performance of non-mandatory obligations (including specific performance or an obligation to cease and desist) or any other appropriate order or remedy; however, under no circumstances shall the arbitrator be authorized to award, nor shall the arbitrator award, consequential damages, punitive damages or multiple damages. The arbitrator may issue interim awards and order any provisional measures that should be taken to preserve the respective right of either party.

ARTICLE 23 - New Materials

Seller warrants that the supplies and components to be provided by Seller under this Contract are new, not used or reconditioned (except to the extent that such supplies and components must be used or modified in the performance hereof), and that at the time of the Parts delivery, none of such supplies and components shall be of such age or so deteriorated as impair their usefulness or safety.

ARTICLE 24 - Proprietary Rights in the Parts

Buyer owns and will continue to own the proprietary rights in the Parts. Seller will be entitled to manufacture, assemble, test and deliver the Parts under this Contract.

ARTICLE 25 - Proprietary Data and Confidentiality

25.1 All specifications, technical data and information furnished to Seller by Buyer in writing prior to the date of this Contract and all specifications, technical data and information to be furnished to Seller by Buyer in the course of this Contract which are clearly and conspicuously marked Proprietary Data will not be disclosed by Seller to third parties other than the U.S. Government (and with respect to such disclosure to the U.S. Government only if required to do so by law or regulation).

25.2 Each of the Parties shall keep confidential, shall not to disclose, or allow to be disclosed and shall not expose or allow to be exposed, all or any part of any information which it will be, or may be exposed to, or will obtain or will have access to, directly or indirectly, regarding the other Party's respective intellectual property, work techniques, technologies, any financial or commercial information, cost information, customer and/or client lists, suppliers, subcontractors, prices or any other Information regarding the other Party's business or affairs (hereinafter: the "Confidential information") and not to make use of the Confidential Information in any manner, for any purpose other than for the purpose of performing its respective undertakings and obligations as provided herein, and not to transfer any of the Confidential information to any third party. IMOD will not be regarded as a third party with respect to the limitations under this ARTICLE.

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      25.3  The provisions in ARTICLES 25.1 and 25.2 hereinabove shall not apply to Proprietary Data aforementioned or Confidential Information that the receiving Party can prove by documentary evidence that such Confidential Information:

            25.3.1 Has already been known to the receiving Party not in connection with this Contract before being disclosed to it by the disclosing Party;

            25.3.2 Has become generally known to the public through no breach of the receiving party's undertakings herein by such Party or on its behalf.

            24.3.3 Has been rightfully received by the receiving Party from a third person who did not breach any restriction of disclosure or obligation of confidentiality;

            25.3.4 Has been independently developed for the receiving Party, by its employees (who, at no time, have been exposed to the Confidential Information) without use, directly or indirectly of the Confidential Information or any part thereof received from the other Party or on its behalf.

      25.4 Notwithstanding anything to the contrary contained herein, in the event that either Seller or Buyer shall be required to provide their subcontractors with any of the other Party's Confidential Information, in order to fulfill its undertakings and obligations in connection to the performance of this Contract, it shall:

            25.4.1 Ensure that its subcontractors sign a Confidentiality Undertaking similar to its undertaking, pursuant to this Contract, and

            25.4.2 Receive back from its subcontractors, any and all such Confidential Information, promptly upon such Subcontractors concluding performing their respective undertakings related to the Confidential Information.

      25.5 Each of the Parties undertakes to ensure that all of their respective employees, consultants, officers, directors, shareholders, subsidiaries and anyone else affiliated or related in any way to either of the Parties, shall abide with the above undertaking. Each Party acknowledges its liability for any breach of the above undertaking made by one or more of the persons or entities referred to above.

      25.6 The provisions of this ARTICLE 25 shall survive any termination or expiration of this Contract.

ARTICLE 26- INTELLECTUAL PROPERTY REPRESENTATION AND INDEMNIFICATION

      26.1 Seller represents that to the best of its knowledge, the items, data, information, drawings or any other material delivered by Seller hereunder are free from infringement from any patents or claim of other third party proprietary rights, and that Seller has not granted to any third party an exclusive license to manufacture or sell the same in Israel, and knows of no such grant.

      26.2 Seller shall, without limitation, at its sole cost and expense, indemnify and hold Buyer harmless from, and defend any claims, suits or proceedings arising out of, any infringement or claimed infringement of:

                  (a) Any letters patent; or

                  (b) Any other proprietary rights.

      26.3 Seller shall pay any judgments entered, or any settlements made with Seller's prior written approval, with respect to the suits or proceedings referred to in

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      ARTICLE 26.2 above. Such defense and payments under this ARTICLE 26 are conditioned on the following:

      A. Buyer shall promptly notify Seller in writing of any notice of such claim;

      B. Seller or its nominee shall have control of the defense of any action on such claim and all negotiations for its settlement or compromise; provided, however, that if the Buyer is a named defendant, Buyer shall have the right to approve counsel and to cooperate in such defense; and

      C. Buyer shall give Seller assistance reasonably required in connection with such defense or negotiations.

26.4  Articles 26.2 and 26.3 shall have no application if:

      A. The Infringement or claimed infringement results from compliance with specific written instructions by Buyer directing a change in the supplies to be delivered or in the materials or equipment to be used; or

      B. The Infringement results from the addition to, or change in, the supplies or services furnished, which addition or change was made subsequent to delivery or performance by Seller.

26.5 Should the use of any item or any part thereof delivered hereunder be enjoined, or in Seller's opinion be likely to become enjoined, or in the event Seller desires to minimize its liabilities hereunder, Seller will, at its option, either substitute a fully equivalent, non-infringing product, modify such item so that it no longer infringes but remains functionally equivalent, or obtain for Buyer, at the expense of Seller or its nominee, the right to continue use of the item or any part thereof.

ARTICLE 27 - FORCE MAJEURE

27.1 A delay in the performance hereunder by a party shall only be excused when said delay in performance is caused by an event beyond the reasonable control of that party and which could not have reasonably been anticipated and was without the party's default or neglect, including but not limited to acts of God, war, strikes, explosions, hijacking, accidents, Government acts including limitations on travel and export limitations, Seller's self-imposed restrictions on travel based on US State Department travel advisories, act of the public enemy, and failure or inability of subcontractors to perform due to any such causes as above unless the parties otherwise agree that subcontract commodities to be furnished under the contract are procurable in the open market. The foregoing provision shall not, however, release a party claiming force majeure from using its best efforts to avoid or diligently remove such circumstances. When a party is excused from performance of any of the above-mentioned circumstances, that party shall resume performance with utmost dispatch as soon as such circumstances are removed. A party claiming such an excusable delay, in order for it to be recognized, shall promptly give written notice verified by the appropriate Chamber of Commerce.

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ARTICLE 28 - TAXES

28.1 The Contract price includes all United States federal, state or local taxes, levies and duties imposed on the Seller, its Subcontractors or employees. The Contract price does not include any amounts for Israeli value added tax, custom duty, stamps or any other taxes, charges or fees that may be levied in Israel on the Parts to be supplied by the Seller.

28.2 Any export tax, fee or other charges of any nature now existing or which may hereafter be imposed by the U.S. Government shall be paid by Seller.

ARTICLE 29 - PERSONNEL DELEGATION

29.1 It is understood and agreed that all technical specialists whose services are furnished to assist Buyer as contemplated herein shall operate under the direction of Seller, but Seller shall assure that such persons are fully responsive to Buyer's requirements. It is understood and agreed that employees of one party, while visiting the plant of the other, shall not be considered to be employees of the other, and that their salaries, traveling expenses, and living costs, as well as an liability for workmen's compensation, accident and health insurance or other benefits, shall be borne by their own employer which shall assume all responsibility with respect thereto. Seller shall not be liable for any injuries or death or for any loss or damage to property arising out of or caused by their performance of this Contract unless due to willful misconduct or negligence of Seller. Such employees shall abide by all of the plant rules and regulations of the plant that they are visiting or at which they are resident. Each party shall make its own best efforts to obtain compliance therewith.

ARTICLE 30 - VISAS

30.1 If required, Buyer shall assist Seller in obtaining Visas for Seller's personnel sent to Israel under this Contract.

30.2.1 If required, Seller shall assist Buyer in obtaining Visas for Buyer's personnel sent to the U.S. under this Contract.

ARTICLE 31 - HEADINGS

31.1 The articles and paragraphs headings contained herein are for convenience and reference only, and are not a part of this Contract, nor shall they in any way effect the interpretation thereof.

ARTICLE 32 - ENTIRE CONTRACT

32.1 This Contract contains and constitutes the entire understanding and agreement between the parties hereto respecting the subject matter hereof and supersedes and cancels all previous negotiations, agreements, commitments and writing in connection therewith.

ARTICLE 33 - WAIVER

33.1 Any waiver by either party of a breach or default shall not constitute a waiver of any other breach or default subsequently occurring.

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ARTICLE 34 - RELIABILITY

34.1 The parties agree that if any portion of this Contract shall be held to be illegal and/or unenforceable, the parties will provide notice of such fact to each other and will arrive at the solution by mutual agreement. The remaining portions of this Contract shall continue to be binding and enforceable provided that the affectivity of the remaining portion of this Contract would not defeat the overall intent of the parties, or give one party any substantial financial benefit to the detriment of the other party.

ARTICLE 35 - MODIFICATION -- CHANGES

35.1 Buyer may at any time, by written order make changes within the general scope of this contract in any one or more of the following:

            (1) Drawings, designs, or specifications

            (2) Content of Seller scope of work

35.2 If any such change causes an increase or decrease in the cost of, or the time required for, performance of any part of the work under this contract, the Buyer shall make an equitable adjustment in the contract price, the delivery schedule, or both, and shall modify the contract. Seller shall assert its right to an adjustment under this clause within 30 days from the date of receipt of the written order. Seller shall provide Buyer with a proposal for equitable adjustment no later than 90 days after asserting its right. Buyer and Seller recognize that reductions in Seller's scope of work may Impact Seller's indirect cost rates, including but not limited to Overhead, Fringe and G&A. In those situations, Buyer and Seller agree that Seller's claim shall be adjusted to reflect the changes in rates as allowed in the latest edition of the Federal Acquisition Regulation of the United States Government, with Buyer being substituted for the "Contracting Officer" and the "Government" and Seller being substituted for "Contractor". DCAA shall be the audit authority for any claim. If Seller's proposal includes the cost of material made obsolete or excess by the change, the Buyer shall have the right to prescribe the manner of the disposition of the material. Failure of Buyer and Seller to agree to any adjustment shall be a considered a "dispute" under Article - 22-Applicable Law and Arbitration of this contract.

35.3 No change altering price, payment terms or Program Schedule shall be effective unless accompanied by an amendment signed by the authorized representatives of Buyer and Seller. Seller shall not proceed with the change request pending the Contract amendment. If Seller does proceed with the change despite not having received a signed amendment to this Contract, all costs associated with such change shall be deemed to be covered by the firm fixed price of this Contract and will not be reimbursed by Buyer or IMOD.

35.4 Any amendment to this Contract is subject to the prior written consent of Seller, IMOD and DSCA.

35.5 Seller shall use reasonable efforts to reduce delays agreed upon by the Parties in the timetable, as a result of the performance of any changes.

35.6 No change altering any technical or other contractual requirement shall be effective unless accompanied by an amendment signed by the authorized representatives of Buyer and Seller. Seller shall not proceed with any such change request pending the Contract amendment.

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ARTICLE 36 - DISCLAIMER OF AGENCY

The parties to this Contract are independent legal entities. There is no relationship existing of principal and agent. Therefore, neither party shall have authority to accept on behalf of the other any order, agreement, or contract, or to create any claim, guarantee, debt, obligation, expense or liability of any kind on behalf of the other party.

ARTICLE 37 - DECLARATIONS

It is agreed by and between the parties that they shall render one to the other whatever assistance is deemed appropriate in obtaining any Governmental approvals for this Contract, if required.

ARTICLE 38 - LANGUAGE OF DOCUMENTS

All documents such as shipping documents, shipping advice, markings, drawings, instruction manuals, guarantees, letters, telegrams, telefaxes, etc., in connection with the contract shall be in English, unless otherwise authorized by Seller.

ARTICLE 39 - COMPUTATION OF TIME

Time, if stated in number of days, will include Saturday, Sunday and Holidays.

ARTICLE 40 - ASSIGNMENT

40.1 Except as otherwise expressly provided herein, neither party shall assign or in any manner transfer its rights and/or obligations or any part thereof under this Contract without express prior written consent of the other party, which consent shall not be unreasonably withheld.

40.2 Subject to any required governmental licensing approvals or restriction, either party may, without the other party's consent, assign its rights and/or obligations hereunder to (i) its parent company, if any; (ii) any complete successor in interest in the event of change in corporate name, merger, acquisition or consolidation of its parent or itself, or (iii) a wholly owned subsidiary of its parent or itself.

ARTICLE 41 - NOTICES

41.1 Any and all notices hereunder shall be sent by registered airmail or cable as follows:

                To Buyer:

                SOLTAM Systems Ltd.
                P.O.B. 13
                Yokneam 20692
                Israel

                Attention: Mr. Cohen Rachamim
                           Program Manager

                Telephone: 097249896450
                Telefax:   097249896452
                E-Mail:    rachamim_c@soltam.com

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                And MR. JACOB INBAR
                        Technical Manager
                Telephone: 09724989680
                Telefax:   097249893643
                E-Mail:    Jacob_i@soltam.com

                To Seller:

                Notices on all contractual matters for the Program shall be addressed to:

                VALENTEC SYSTEMS INC.,
                2618 York Avenue
                Minden, LA 71055
                Attention: Mr. James E. Hawley

                Telephone:318-459-5120
                Telefax:  318-459-5129
                E-Mail:   kethy crafvsi@valentec.net

                A copy of all notices on all technical matters for the Program shall be addressed to:

                JAMES E. HAWLEY
                Program Manager

                Telephone: 318-459-5123
                Telefax:   318-459-5129
                E-Mail:    jhawlet@valentec.net

Contracts Manager
RON MACKEY
Telephone-318-459-5143
Telefax-318-459-5129
rmackey@valentec.net

      All airmail notices shall be effective and deemed given one week after posted, and all email / fax notices seventy-two (72) hours after delivery to the email / fax address, unless the party can confirm receipt otherwise.

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ARTICLE 42 - U.S. GOVERNMENT REQUIRED CERTIFICATION AND AGREEMENT

42.1 Contractor's Certification - In order for Seller/IMOD to obtain approval of the U.S. Defense Security Cooperation Agency ("DSCA") (formerly Defense Security Assistance Agency) to use Foreign Military Financing ("FMF") credit funds for this procurement, Seller agrees to complete, execute in duplicate and furnish Buyer for transmittal to the DSCA the form entitled "Contractors Certification and Agreement with Defense Security Cooperation Agency", hereinafter referred to as "Contractors Certification", in the form attached hereto as Appendix V (or such modified form as may be required by DSCA). Seller agrees that any breach of any of its obligations under said Contractors Certification shall constitute a breach of Seller's obligation to Buyer/IMOD under this Contract.

42.2 FMF Guidelines - Seller acknowledges receipt of the Guidelines for Foreign Military Financing of Direct Commercial Contracts - Israel, dated August 2001 (the "FMF Guidelines"), a copy of which is annexed hereto as Appendix
      VI. Seller agrees to observe the FMF Guidelines. Seller will not make any changes to the U.S. content / non-US content identified in its Certification without the prior written authorization of Buyer/IMOD.

42.3 Seller is fully responsible for maintaining the U.S. content percentage set forth in Seller's certification to the DSCA. All costs associated with maintaining the U.S. content percentage (i.e. shifting additional work to the U.S.) shall be Seller's responsibility and shall not be reimbursed by Buyer. In the event Seller fails to maintain such U.S. content percentages and because of such failure the DSCA suspends or revokes, in whole or in part, its FMF funding approval, Seller shall be deemed to be in material breach of its obligations under this contract and Buyer shall be entitles to return all items previously delivered (including finally accepted items) for full refund of all amounts previously paid by Buyer to Seller with no further Buyer financial obligations to Seller.

42.3 Payments to the U.S. Government - In accordance with Paragraph 18 of the FMF Guidelines and Paragraph 19 of the Contractors Certification, Seller and Buyer agree that all payments to the U.S. Government must be made payable to the United States Treasury and remitted (1) directly by check to the DSCA or (2) by wire transfer to the U. S. Treasury's account. Checks shall be made payable to "United States Treasury" and mailed to:

      Defense Finance and Accounting Service (DFAS-DE/IADD)
      6760 E. Irvington Place
      Denver, CO 80279-5000

      The check shall be accompanied by a letter of explanation Identifying Israel as the purchasing country. Wire transfer payments shall be transferred as follows:

           United States Treasury
           New York, New York
           021-030-004
           DFAS-DE/IADD
           Agency Code 3801

      Refund from Seller, for purchases made by the Government of Israel under GOI Contract/Purchase Order No.

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      Seller shall furnish to Buyer concurrently with any transmittal to the
      U.S. Government, copies of any check, wire transfer, letter of explanation or other relevant correspondence, which is sent to U.S. Government.

42.4 DCMA and DCAA Administrative Services - As a condition of FMF funding of the Contract, Seller agrees that Defense Contract Audit Agency (DCAA) contract audit services will be performed to ensure that Seller is in compliance with the Defense Security Cooperation Agency (DSCA) contractor's certification. DCAA will perform contract audit services in accordance with the contractor's certification. To ensure contractor compliance, DCAA contract audit services will be provided over the life of the Contract and will be coordinated with the Defense Contract Management Agency.

ARTICLE 43 - IMOD REQUIRED CERTIFICATION

43.1 Seller agrees that by signing this Contract it is certifying that throughout the conduct of the solicitation leading to this Contract no officer, director, employee, representative or agent of Seller offered, promised or discussed with Buyer/IMOD personnel involved in this Contract
      1) the future employment of (or business opportunity with) any Buyer/IMOD personnel, 2) the transfer of any money, gratuity or other thing of value to any Buyer/IMOD personnel, and/or 3) the transfer by any Buyer/IMOD personnel to Seller of any proprietary or source selection information regarding this or any other procurement. For purposes of the preceding sentence (and only for purposes of such preceding sentence), Buyer/IMOD shall be defined so as to include officers in the Israeli Defense Forces or employees of Buyer. The prohibited conduct described above shall continue to be prohibited following the award of this Contract. Seller further certifies that except as disclosed to Buyer/IMOD prior to Seller's signature of this Contract, Seller does not currently employ any individual or retain any agents who at any time within the past two years were 1) employed by the Government of Israel Ministry of Defense (including, but not limited to, Its Mission to the U.S.) or 2 officers on active duty in the Israel Defense Forces. Any breach by Seller of the certifications set forth above shall constitute a breach of Seller's obligations to Buyer/IMOD under this contract. Such breach shall entitle Buyer/IMOD to terminate this Contract without any Buyer/IMOD liability to Seller (including the right to return items already delivered for a refund of amounts already paid).

ARTICLE 44 - SECURITY

44.1  The Program covered by this Contract is unclassified.

44.2 Except as required by U.S. and Israeli law, neither Seller nor its Subcontractors shall release any publicity as to Buyer's identity or other information concerning this Contract (including publication in internal or trade newsletters) without the prior written consent of Buyer.

44.3 The furnishing of any classified information and materials to Seller by Buyer in connection with this Contract requires the prior written consent of IMOD. IMOD's consent may be conditioned upon execution of an agreement between Seller and Buyer on procedures governing the treatment of such information and materials.

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44.4  Buyer agrees not to disclose or present the Program (or any part thereof)
      to any third party excluding the U.S. Government and Seller's Subcontractors on a need to know basis, without the prior written consent of Seller's Security Department.

44.5 The disclosure, transmittal, use, storage, distribution and disposition of all information, data, documentation and equipment produced or exchanged by either Party under the terms of this Contract shall be in accordance with the procedure utilized by Seller for the protection of U.S. Government work.

44.6 All of Seller's personnel, who are to perform services under this Contract in Israel, if any, shall be subject to Israeli security requirements. Buyer supplied questionnaires shall be completed by Seller personnel who are to perform services in Israel, if there are any, and submitted to the Director of Buyer's Security Department at least thirty (30) days prior to planned departure from the U.S.

44.7 Seller agrees to insert security provisions, which conform to requirements of this Article in all subcontracts awarded to Subcontractors.

44.8 Seller shall comply with U.S. security procedures at its plant, inter highlight, in order to implement the above security requirements upon the signing of this Contract and shall inform all employees and agents connected with the Contract of the provisions of this ARTICLE.

44.9 Buyer and IMOD personnel shall be subject to the Visit Request procedures of the U.S. Government, Seller and Subcontractors.

44.10 Notwithstanding any provisions in this Contract to the contrary, in no event shall Buyer deny Seller consent to disclose information relating to this Contract to U.S. Government, if such disclosure is required by U.S. law or regulations.

44.11 The Parties' authorized representatives concerning all security matters relating to the performance of this Contract are as follows

           SOLTAM: Head of Security of SOLTAM and
           Director of Security
           Government of Israel
           Ministry of Defense
           Mission to the United States

           VALENTEC SYSTEMS INC.

           Security Chief - Mr. Jim leathers
           Valentec Systems, Inc.
           2618 York Avenue
           Minden, LA 71105
           Telephone: (318) 459-5014
           Telefax: (318)-459-5691       E-mail:jleathers@valentec.net

ARTICLE 45 - STOP WORK ORDERS

45.1 Buyer may, by written order to Seller at any time, require Seller to stop all, or any part, of the work called for by this Contract for a period of up to ninety (90) days after the stop work order is delivered to Seller and for any further period to which the parties may agree. Any such order shall be specifically

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      identified as a stop work order issued pursuant to this ARTICLE. Upon receipt of such an order, Seller shall forthwith comply with its terms and take all reasonable steps to minimize the incurrence of cost allocable to the work covered by the order during the period of work stoppage. Within a period of ninety (90) days after a stop work order is delivered to Seller, or within any extension of that period to which the parties have mutually agreed to an extension, Buyer shall either:

            (i) Cancel the stop work order; or

            (ii) Terminate the work covered by such order by reason of Seller's default or as provided in ARTICLE 20, Termination for Convenience.

45.2 If a stop work order issued under this ARTICLE is cancelled or the period of the order or any extension thereof expires, Seller shall resume work. An equitable adjustment shall be made in the delivery schedule or Contract Price, or both, and the Contract shall be modified in writing accordingly, if:

      A. The stop work order results in an increase in the time required for, or in Seller's cost properly allocable to, the performance of any part of this Contract; and

      B. Seller asserts a claim for such adjustment within thirty (30) days after the end of the period of work stoppage;

ARTICLE 46 - FIELD PRICING SUPPORT

46.1 Seller agrees to the requirement for field pricing support as stipulated hereunder. This support will be provided by Defense Contract Management Command (DCMC) and Defense Contract Audit Agency and will normally include technical and cost analysis of Seller's proposal. IMOD shall request field pricing support through the DCMC international Logistics Office in New York, NY. Field pricing support will include an audit review by the cognizant contract audit activity before concluding negotiation of the Contract or any modification. Seller will submit cost or pricing data in connection with the pricing of this Contract or any modification to this Contract which affects the price of the Contract.

46.2 The U.S. Government (USG) representatives shall have the right to examine and audit all of Seller's books, records, documents, and other data, related to proposing, negotiating, pricing, or performing this Contract, in order to evaluate the accuracy, completeness, and currency of the cost or pricing data. The right of examination shall extend to all documents necessary to permit adequate evaluation of the cost or pricing data submitted, along with the computations and projections used. Seller shall make available at its office at all reasonable times the materials described above for examination, audit, or reproduction, until 3 years after final payment under the Contract. General access to Seller's books and financial records shall be limited to USG representatives. The USG representatives shall verbally notify the IMOD immediately of data provided that is so deficient as to preclude review, or where Seller has denied access to records or to cost or pricing data considered essential to the performance of a satisfactory review. This verbal notification shall be promptly confirmed in writing to the IMOD describing the deficiency or the denial of access to data or records. Seller failure to provide adequate cost and pricing data may disqualify the Contract from consideration for FMF approval.

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46.3  Field pricing support is intended to give the IMOD a detailed analysis of the proposal for use in the Contract negotiations to determine a fair and reasonable price. It normally includes an audit review by the cognizant audit activity and a technical analysis by DCMC. Seller has no objection that Buyer will receive from IMOD the results and conclusions of said audit.

      A.    Cost analysis will include, as appropriate:

            1. Verification of cost or pricing data and evaluation of cost elements.

            2. Evaluating the effect of Seller's current practices on future costs to ensure that the effects of inefficient or uneconomical past practices are not projected into the future.

      B. Comparison of cost proposed by Seller for individual cost elements with:

            1 . Actual costs previously incurred by Seller;

            2. Previous cost estimates from Seller or from other offers for the same or similar items;

            3. Other cost estimates received in response to the IMOD's request;

            4. Independent cost estimates by technical personnel;

            5. Forecasts or planned expenditures.

      C. Verification that Seller's cost submissions are in accordance with U.S. DOD contract cost principles and procedures and, when applicable, the requirements and procedures of the Cost Accounting Standards.

      D. Review to determine that all cost or pricing data necessary to make Seller's proposal accurate, complete, and current has been either submitted or identified in writing by Seller.

      E. Analysis of the results of any make-or-buy program reviews, in evaluating Seller costs.

46.4 Technical analysis will include, at a minimum, a review and assessment of: the quantities and kinds of material proposed; the need for the number and kinds of labor hours and the labor mix; any special tooling and facilities proposed; reasonableness of proposed scrap and spoilage factors; and any other data that may be pertinent to the cost or price analysis.

46.5 Any Subcontracts meeting the $750,000.00 or more threshold will be subject to the same surveillance as Seller.

ARTICLE 47 - MISCELLANEOUS

47.1 No cancellation, modification, amendment, deletion, addition or other change in this Contract or any provision hereof, or waiver of any right or remedy herein provided, shall be effective for any purpose unless specifically set forth in a writing signed by the party to be bound thereby. No waiver of any right or remedy in respect of any occurrence or event on one occasion shall be deemed a waiver of such right or remedy in respect of such occurrence or event on any other occasion.

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47.2  This Contract supersedes all other agreements, oral or written, heretofore made with respect to the subject hereof and the transactions contemplated hereby, and contains the entire agreement of the parties, except to the documents references in this Contract which were executed prior to this Contract coming into effect.

47.3 Seller shall not assign this Contract or its obligations under this Contract or any part of them without the prior written consent of Buyer, which consent shall not be unreasonably withheld, subject to provisions as may be determined by Buyer.

47.4 Any change, modification or amendment of this Contract shall be made in writing, shall be signed by the duly authorized representatives of the Parties and shall be subject to and shall have no force and effect without the previous written consent of IMOD and DSCA.

47.5 In no event shall either party be liable for indirect, incidental or consequential damages.

47.6 Any provision hereof prohibited by, or that is unlawful or unenforceable under, any applicable law of any jurisdiction, shall as to such jurisdiction be ineffective without affecting any other provisions of this Contract; provided, however, that if the provisions of such applicable law may be waived, they are hereby waived, to the end that this Contract be deemed to be a valid and binding agreement enforceable in accordance with its terms.

47.7 The provisions of this Contract shall be binding upon and inure to the benefit of Buyer and Seller and their respective successors and assigns, but this provision shall not be deemed to expand or otherwise affect the limitation on assignment and transfers set forth above, and no party is intended to or shall have any right or interest under this Contract, except as provided above.

47.8 This Contract may be executed in several counterparts in the English language, each of which shall be deemed to be an original and all such counterparts together shall constitute but one and the same instrument.

                                 End of Articles

                            (Signature page follows)

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            IN WITNESS WHEREOF, the authorized representatives of the parties hereto have executed this Contract on the dates set forth below

            SOLTAM SYSTEMS LTD.                   VALENTEC SYSTEMS, INC.

/s/ Zwika Kreizman                            By: /s/ Steve Shows
--------------------------                        ------------------------
Mr. Zwika Kreizman                                Mr. Steve Shows
Title: Deputy Manager & V.P for Finance           Title: Vice Pres. & G.M.
Soltam Group

/s/ Cohen Rachamim                            By: /s/ Ronald M. Mackey
--------------------------                        ------------------------
Mr. Cohen Rachamim                                Mr. Ronald M. Mackey
i.e. V.P Sales & Marketing                        Title: Contracts & Purchasing
& S.B.U Manager Mortars & Ammunition              Mgr.

DATE: 10/23/04                                    DATE: 10/23/04

                                                                   Page 27 of 28

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[SOLTAM SYSTEMS LOGO]                                                  [LOG0]


                   Ship in Place Funding Availability Schedule
                          for the Israeli Ammo Project

                                   [ILLEGIBLE]